As filed with the Securities and Exchange Commission on May 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sterling Construction Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1655321
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

(281) 214-0800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Cutillo	Copies to:

Chief Executive Officer

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

(281) 214-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Alexandra C. Layfield Clint H. Smith Jones Walker LLP 201 St. Charles Ave, Suite 5100 New Orleans, Louisiana 70170 (504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)(4)	Amount of registration fee(5)
Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units	$100,000,000	$12,980
Total	$100,000,000	$12,980

(1)

The proposed maximum offering price per unit will be determined from time to time by Sterling Construction Company, Inc. in connection with, and at the time of, the issuance of the securities registered under this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.
(4)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(5)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of $100,000,000 of unsold securities that had previously been registered under Registration Statement No. 333-218281, initially filed on May 26, 2017 and declared effective on June 21, 2017 (the “Prior Registration Statement”). The Prior Registration Statement registered a primary offering of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units for a maximum aggregate offering price of $100,000,000. All such securities remain unsold. In connection with the Prior Registration Statement, Sterling Construction Company, Inc. paid a registration fee of $11,590, which fee will continue to be applied to the unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2020

PROSPECTUS

$100,000,000

Sterling Construction Company, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares, debt securities (which we may issue in one or more issuances), warrants entitling the holders to purchase one or more classes or series of these securities or units consisting of two or more of these issuances, classes or series of securities. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters or agents or directly to purchasers.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

In each prospectus supplement we will include the following information:

•	the names of the underwriters or agents, if any, through which we will sell the securities;

•	the proposed amounts of securities, if any, which the underwriters will purchase;

•	the compensation, if any, of those underwriters or agents;

•	the major risk factors associated with the securities offered;

•	the initial public offering price of the securities, if there is one;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

•	any other material information about the offering and sale of the securities.

Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “STRL.”

Investing in our securities involves risks. Please read “Risk Factors” on page 6 of this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

Our principal executive offices are located at 1800 Hughes Landing Blvd, Suite 250, The Woodlands, Texas 77380, and our telephone number at this address is (281) 214-0800.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any of, or any combination of, the securities described in this prospectus from time to time in one or more offerings for a total offering price that will not exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will file with the Securities and Exchange Commission, or SEC, a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to, or a solicitation of, any person in any jurisdiction in which such an offer or solicitation would be unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are, or may be considered to be, “forward-looking statements” regarding the Company, which represent our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The forward-looking statements included herein or incorporated herein by reference relate to matters that are predictive in nature, such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, and may use or contain words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases.

Forward-looking statements reflect our current expectations as of the date of this prospectus, or the dates of documents incorporated by reference into this prospectus, regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, that could result in our expectations not being realized or otherwise could materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from those anticipated, projected or assumed in the forward-looking statements due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•

potential risks and uncertainties relating to the ultimate impact of COVID-19, including the geographic spread, the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets;

•

factors that affect the accuracy of estimates inherent in the bidding for contracts, estimates of backlog, over time recognition accounting policies, including onsite conditions that differ materially from those assumed in the original bid, contract modifications, mechanical problems with machinery or equipment and effects of other risks discussed herein;

•

actions of suppliers, subcontractors, design engineers, joint venture partners, customers, competitors, banks, surety companies and others which are beyond our control, including suppliers’, subcontractors’ and joint venture partners’ failure to perform;

•

cost escalations associated with our contracts, including changes in availability, proximity and cost of materials such as steel, cement, concrete, aggregates, oil, fuel and other construction materials, including changes in U.S. trade policies and retaliatory responses from other countries, and cost escalations associated with subcontractors and labor;

•	change in cost to lease, acquire or maintain our equipment;

•	our dependence on a limited number of significant customers;

•

the presence of competitors with greater financial resources or lower margin requirements than ours, and the impact of competitive bidders on our ability to obtain new backlog at reasonable margins acceptable to us;

•	a shutdown of the federal government;

•	our ability to qualify as an eligible bidder under government contract criteria;

•

changes in general economic conditions, including recessions, reductions in federal, state and local government funding for infrastructure services, changes in those governments’ budgets, practices, laws and regulations and adverse economic conditions in our geographic markets, such as those caused by the recent COVID-19 pandemic;

•

delays or difficulties related to the completion of our projects, including additional costs, reductions in revenues or the payment of liquidated damages, or delays or difficulties related to obtaining required governmental permits and approvals;

•	design/build contracts which subject us to the risk of design errors and omissions;

•	our ability to obtain bonding or post letters of credit;

•	our ability to raise additional capital on favorable terms;

•	our ability to attract and retain key personnel;

•	increased unionization of our workforce or labor costs and any work stoppages or slowdowns;

•	adverse weather conditions;

•	our ability to successfully identify, finance, complete and integrate acquisitions, including the Plateau Acquisition;

•	citations issued by any governmental authority, including the Occupational Safety and Health Administration;

•	federal, state and local environmental laws and regulations where non-compliance can result in penalties and/or termination of contracts

•	as well as civil and criminal liability; and

•	the factors discussed in more detail in the Company’s most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and in our other filings and press releases.

In reading this prospectus and the documents incorporated into this prospectus by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made. Further, we may make changes to our business plans that could affect our results. Although we believe that our plans, intentions and expectations reflected in, or suggested by, the forward-looking statements that we make in this prospectus or the documents incorporated by reference into it are reasonable, we can provide no assurance that they will be achieved. The forward-looking statements included herein are made only as of the date hereof, and we undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of after the date of this prospectus.

STERLING CONSTRUCTION COMPANY, INC.

As used in this prospectus, all references to “the Company,” “Sterling,” “Sterling Construction,” “SCC,” “we,” “us” and “our” refer to Sterling Construction Company, Inc. and its subsidiaries, unless otherwise stated or indicated by context.

We are a construction company that has been involved in the construction industry since our founding in 1955. We operate through a variety of subsidiaries within three operating groups specializing in heavy civil, specialty services, and residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain states, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty services projects include construction site excavation and drainage, drilling and blasting for excavation, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

We are a Delaware corporation. Our principal executive offices are located at 1800 Hughes Landing Blvd, Suite 250, The Woodlands, Texas 77380, and our telephone number at this address is (281) 214-0800. Our website is www.strlco.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks outlined in “Item 1A.—Risk Factors” of our most recent Annual Report on Form 10-K, as well as the information contained in this prospectus and in the prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

When we offer particular securities, we will describe in the prospectus supplement relating to the securities how we intend to use the proceeds of the sale of those securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of Sterling Construction Company, Inc.’s common stock and preferred stock is based on and qualified by our certificate of incorporation and amended and restated bylaws. For a complete description of the terms and provisions of the our equity securities, including our common stock, refer to our certificate of incorporation and amended and restated bylaws, both of which are incorporated by reference as exhibits to the registration statement for which this prospectus forms a part.

Our authorized capital stock consists of 38,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Unless otherwise required by law, our certificate of incorporation or amended and restated bylaws, any matter brought before any meeting of stockholders, other than the election of directors, is decided by the affirmative vote of a majority of the total voting power of common stock present in person or represented by proxy and entitled to vote thereon, a quorum being present. Except as otherwise provided by our amended and restated bylaws, each of our directors is elected by the vote of a majority of the votes cast with respect to such director at any meeting of stockholders held for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at any such meeting. Subject to the rights, preferences and privileges of holders of any shares of preferred stock we may issue, holders of shares of our common stock are entitled to participate equally and ratably in any dividends that may be declared by our board of directors and our net assets upon our dissolution or liquidation. Holders of shares of our common stock do not have preemptive rights to purchase shares of our common stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by holders of the preferred stock.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Amendment of Bylaws

Under the Delaware General Corporation Law, or DGCL, the power to adopt, amend or repeal any provision of our bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and amended and restated bylaws grant our board the power to adopt, amend and repeal our bylaws by the affirmative vote of a majority of the directors constituting the entire board. Our stockholders may adopt, amend or repeal our bylaws, with the affirmative vote of a majority of total voting power of common stock present in person or represented by proxy and entitled to vote thereon.

Special Meetings

Our certificate of incorporation and amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors. Stockholders are not able to call special meetings. The inability of our stockholders to call special meetings may delay proxy contests until our annual stockholders meeting, which might impact a person’s decision to purchase our voting securities in an attempt to cause a change in control of us.

Action By Written Consent

Our certificate of incorporation and amended and restated bylaws provide that stockholders may take action only at an annual or special meeting of the stockholders. Stockholders may not act by written consent. The inability of our stockholders to act by written consent could lengthen the amount of time required for our stock holders to take actions, which could discourage, delay or prevent a potential effort to cause a change in control of us.

Advance Notice Requirements

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed.

Exclusive Forum

Our amended and restated bylaws provide that we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder to bring any derivative action or proceeding; any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder in that capacity to us or our stockholders; any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or amended and restated bylaws, or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware; any action asserting a claim governed by the internal affairs doctrine; or any other action asserting an internal corporate claim, as defined in Section 115 of the DGCL or any successor provision; shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of, and to have consented to, this provision.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Anti-Takeover Provisions

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock or of particular series of preferred stock. In such case, we would deposit the common or preferred stock which is the subject of depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

While the deposit agreement relating to common stock or a particular series of preferred stock may have provisions applicable solely to common stock or that series of preferred stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock, an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Common or Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares. Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares relating, in total, to the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

Conversion. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment that materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of common stock or the series of preferred stock to which they relate, will have to be approved by holders of at least two-thirds of the applicable depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted, or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

We do not currently have any outstanding debt securities. Any debt securities that we offer in the future using this prospectus will be issued in accordance with an indenture, and possibly one or more supplements to an indenture, meeting the requirements of the Trust Indenture Act of 1939, as amended.

As used in this “Description of Debt Securities,” the words “Sterling,” “we,” “us” and “our” refer to Sterling Construction Company, Inc., and not to any of its subsidiaries or affiliates.

General

The debt securities will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	the total principal amount of the debt securities we are offering by that prospectus supplement;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency in which principal and interest, and any premium, will be payable;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other material terms of the debt securities.

If payments with regard to any debt securities are or may be payable in a currency other than U.S. dollars, we will describe in the prospectus supplement by which we offer the debt securities any restrictions on currency conversions and any material tax or other considerations relating to the fact that payments will or may not be made in U.S. dollars.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons.

We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer and may or may not permit exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each issue or series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of the issue or series beyond any applicable grace period;

•

our default for 30 days, or a different period specified in the indenture or a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

•

our default for 90 days after notice, or a different period specified in the indenture or a supplemental indenture, which may be no period, in the observance or performance of any covenant set forth in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Indentures or supplemental indentures relating to particular issues or series of debt securities may include other events of default.

An indenture or supplemental indenture may provide that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.

If an event of default for any issue or series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the issue or series may have the right to declare the entire principal of all of the debt securities of that issue or series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that issue or series may be able to void the declaration.

Other than its duties in case of a default, a trustee will not be obligated to exercise any of its rights or powers under any indenture or supplemental indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of an issue or series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A prospectus supplement will describe any additional or different events of default which apply to any issue or series of debt securities and any additional or different rights of security holders if there is an event of default.

Modification of an Indenture

We and the trustee under an indenture may:

•

without the consent of holders of debt securities, modify the indenture to cure errors, clarify ambiguities or make changes to any provision of an indenture that does not adversely affect the rights or interests of debt securities issued under that indenture;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under an indenture, modify that indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that issue or series of debt securities or the rights of the holders of that issue or series of debt securities.

However, we may not:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or waive a redemption payment with respect to any debt security, without the consent of each holder of debt securities who will be affected, provided that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of a series, which will be affected.

Governing Law

Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

Information Concerning the Trustee

A banking or financial institution that meets the qualification requirements of the Trust Indenture Act of 1939, as amended, will be the trustee under each indenture. Successor trustees may be appointed in accordance with the terms of the indentures.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•

the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised;

•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Outstanding Warrants

We have warrants outstanding to acquire 530,000 shares of our common stock. Each warrant currently entitles the registered holder to purchase one share of our common stock at a price of $10.25 per share, subject to adjustment as discussed below. The warrants will expire on April 3, 2022, unless early exercised. The warrants are not redeemable by us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a share dividend or our recapitalization, reorganization, merger or consolidation. In addition, the warrants will be adjusted for issuances of shares of common stock at a price below the exercise price, other than certain shares issued under our stock incentive plan.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices, along with a duly completed and executed exercise agreement, accompanied by full payment of the exercise price, by wire transfer or check payable to us, for the number of warrants being exercised, unless being exercised on a net basis, in which case we will issue a lesser number of shares of common stock. The warrant holders do not have the rights or privileges of holders of shares of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Unless a warrant holder shall have received the prior approval of our stockholders, such warrant holder shall only be permitted to purchase up to a number of shares of our common stock pursuant to the warrants such that the beneficial ownership of our common stock by the warrant holder and its affiliates, on a pro forma basis, would represent no greater than 19.99% of the shares of our common stock outstanding after giving effect to the exercise of the warrant and any other transactions that would occur concurrently therewith, after giving effect to all applicable adjustments under the warrants. If the number of shares of common stock that may be purchased pursuant to a warrant is limited as described in the immediately preceding sentence, then we are required to make an additional cash payment to the warrant holder, within three business days of such exercise, in an amount equal to the product of the number of shares that were not able to be issued upon such exercise as a result thereof, multiplied by the absolute value of the difference between the closing price per share of our common stock on the domestic securities exchange on which our common stock is listed on the date of such exercise request and the exercise price.

In connection with the issuance of the warrants, on April 3, 2017, we entered into a registration rights agreement with the holders of the warrants pursuant to which we granted to the holders certain registration rights related to the warrants and warrant shares. Pursuant to the registration rights agreement, we filed a registration statement on Form S-3 with respect to the resale of the warrants and the warrant shares on May 26, 2017, which was declared effective on June 21, 2017.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

•	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters, agents or dealers, or directly to one or more purchasers without using underwriters or agents. We will name any underwriter or agent involved in offering or selling our securities, and describe any commissions that we will pay to the underwriter or agent, in the applicable prospectus supplement.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly or through the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account. If we use an agent, the agent will usually commit to use its best efforts to help us find purchasers of the securities we are offering. An agent who does that may be deemed to be an “underwriter” for purposes of the Securities Act. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, or the names of any agents, and the terms of the transaction, including the compensation the underwriters or agents and dealers will receive, in our prospectus supplement. We will also describe the principal terms of the underwriting agreement or other agreement relating to the offering.

If we use a dealer who is helping us find purchasers, we will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, without using agents or underwriters. If we do that, we will describe the terms of our direct sales in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Jones Walker LLP or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Sterling Construction Company, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2019, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of LK Gregory Construction, Inc., Plateau Excavation, Inc., and DeWitt Excavation, LLC (collectively, “Plateau”) as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Cooper, Travis & Company, PLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s Internet Web site at www.sec.gov.

INCORPORATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus. We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02, 7.01 and 9.01 of Form 8-K or portions of other documents that are furnished under other applicable SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2019, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2020 Annual Meeting of Shareholders filed on March 25, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Current Reports on Form 8-K or Form 8-K/A filed on October 21, 2019, April 3, 2020 and May 5, 2020; and

•

the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-31993), filed with the SEC on January 11, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K or another filing that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Sterling Construction Company, Inc.

Attention: Investor Relations

1800 Hughes Landing Blvd, Suite 250

The Woodlands, Texas 77380

(281) 214-0800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$11,590
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the DGCL, our certificate of incorporation provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Sterling Construction Company, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by the certificate of incorporation or law.

Item 16.	Exhibits

1.1**	Form of Underwriting Agreement for each of the securities registered hereby.

2.1	Stock Purchase Agreement, dated March 8, 2017, by and among Sterling Construction Company, Inc. the sellers identified therein, Gary Roger Engasser II, as sellers’ representative and the principals identified therein (incorporated by reference to Exhibit 2.1 to Sterling Construction Company, Inc.’s Current Report on Form 8-K, filed on March 9, 2017 (SEC File No. 1-31993)).

2.2	Equity Purchase Agreement, dated as of August 13, 2019, by and among Greg K. Rogers, Philip P. Travis, as trustee of the Lorin L. Rogers 2018 Trust, Kimberlin Rogers 2018 Trust, Gregory K. Rogers 2018 Trust and Mary K. Rogers 2018 Trust, LK Gregory Construction, Inc., Plateau Excavation, Inc., and DeWitt Excavation, LLC (incorporated by reference to Exhibit 2.1 to Sterling Construction Company, Inc.’s Current Report on Form 8-K, filed on August 16, 2019 (SEC File No. 1-31993)).

3.1	Certificate of Incorporation of Sterling Construction Company, Inc. as amended through April 28, 2017 (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2017 (SEC File No. 001-31993)).

3.2	Amended and Restated Bylaws of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 8, 2018 (SEC File No. 001-31993)).

4.1	Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.’s Registration Statement on Form 8-A, filed on January 11, 2006 (SEC File No. 1-31993)).

4.4**	Form of Certificate of Designations of Preferred Stock of Sterling Construction Company, Inc.

4.5	Form of Indenture (including form of debt security) (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.’s Registration Statement on Form S-3, filed on May 26, 2017 (SEC File No. 333-218281)).

4.6**	Form of Warrant Agreement (including form of warrant certificate).

4.7**	Form of Deposit Agreement (including form of depositary share certificate).

4.8**	Form of Unit Purchase Contract Agreement (including form of unit certificate).

4.9	Form of Warrant, issued April 3, 2017, by Sterling Construction Company, Inc. to OCM Sterling NE Holdings, LLC or OCM Sterling E. Holdings, LLC (incorporated by reference to Exhibit 4.1 to Sterling Construction Company, Inc.’s Quarterly Report on Form 10-Q for quarter ended March 31, 2017, filed on May 3, 2017 (SEC File No. 1-31993)).

4.10	Registration Rights Agreement, dated April 3, 2017, by and among Sterling Construction Company, Inc., OCM Sterling NE Holdings, LLC and OCM Sterling E. Holdings, LLC (incorporated by reference to Exhibit 4.1 to Sterling Construction Company, Inc.’s Current Report on Form 8-K, filed on April 4, 2017 (SEC File No. 1-31993)).

5.1*	Opinion of Jones Walker LLP.

23.1*	Consent of Jones Walker LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Cooper, Travis & Company, PLC.

24.1*	Power of Attorney (included on the signature pages).

25.1*	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association as trustee under Form of Indenture.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities and in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Woodlands, State of Texas, on May 5, 2020.

STERLING CONSTRUCTION COMPANY, INC.

By:	/s/ Joseph A. Cutillo
Name:	Joseph A. Cutillo
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph A. Cutillo and Ronald A. Ballschmiede his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including, without limitation, post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Cutillo	Chief Executive Officer (Principal Executive Officer) and Director	May 5, 2020
Joseph A. Cutillo

/s/ Ronald A. Ballschmiede	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	May 5, 2020
Ronald A. Ballschmiede	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas M. White	Director and Non-Executive Chairman	May 5, 2020
Thomas M. White

/s/ Roger A. Cregg	Director	May 5, 2020
Roger A. Cregg

/s/ Marian M. Davenport	Director	May 5, 2020
Marian M. Davenport

/s/ Raymond F. Messer	Director	May 5, 2020
Raymond F. Messer

/s/ Dana C. O’Brien	Director	May 5, 2020
Dana C. O’Brien

/s/ Charles R. Patton	Director	May 5, 2020
Charles R. Patton